EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
November 4, 2013

PVH CORP. AND G-III APPAREL GROUP, LTD.
COMPLETE SALE OF G.H. BASS & CO. BUSINESS

New York, New York - PVH Corp. [NYSE: PVH] and G-III Apparel Group, Ltd. [NasdaqGS: GIII] announced today that they have completed the previously announced sale of substantially all of the assets of PVH’s G.H. Bass & Co. division to a subsidiary of G-III. Gross proceeds from the transaction were approximately $50 million, paid in cash.

About PVH Corp:
PVH Corp., one of the world’s largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Warner’s and Olga, and its licensed brands, including Speedo, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY, Ike Behar and John Varvatos.

About G-III Apparel Group, Ltd.:

G-III is a leading manufacturer and distributor of outerwear, dresses, sportswear, swimwear, women's suits and women's performance wear, as well as footwear, luggage and women's handbags, small leather goods and cold weather accessories, under licensed brands, its own brands and private label brands. G-III sells swimwear, resort wear and related accessories under its own Vilebrequin brand. G-III also sells outerwear, dresses, performance wear and handbags under its own Andrew Marc and Marc New York brands and has licensed these brands to select third parties in certain product categories. G-III has fashion licenses under the Calvin Klein, Kenneth Cole, Cole Haan, Guess?, Tommy Hilfiger, Jones New York, Jessica Simpson, Sean John, Vince Camuto, Ivanka Trump, Nine West, Ellen Tracy, Kensie, Mac & Jac, Levi's and Dockers brands. Through its team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League, Touch by Alyssa Milano and more than 100 U.S. colleges and universities. G-III’s other owned brands include G-III Sports by Carl Banks, Eliza J, Black Rivet, Jessica Howard and Winlit. G-III also operates retail stores under the Wilsons Leather, Bass, G.H. Bass & Co., Vilebrequin, Calvin Klein Performance and Andrew Marc names.

Contacts:
PVH Corp.:
Dana Perlman
Treasurer and Senior Vice President, Business Development & Investor Relations
(212) 381-3502
investorrelations@pvh.com

G-III Apparel Group, Ltd.:
Neal Nackman
Chief Financial Officer
(212) 403-0500

G-III Investor Relations – ICR Inc.
James R. Palczynski
(203) 682-8200

PVH CORP. SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to the Company’s future revenue and earnings, plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) in connection with the acquisition of The Warnaco Group, Inc. (“Warnaco”), the Company borrowed significant amounts, may be considered to be highly leveraged, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (iv) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to realize benefits from Warnaco; (v) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure; (vii) acquisitions and issues arising with acquisitions and proposed transactions, including, without limitation, the ability to integrate an acquired entity, such as Warnaco, into the Company with no substantial adverse effect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (viii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; and (ix) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding earnings, whether as a result of the receipt of new information, future events or otherwise.

G-III SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  Statements concerning G-III’s business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are “forward-looking statements” as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions and general economic conditions, as well as other risks detailed in G-III’s filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.